As filed with the Securities and Exchange Commission on May 29, 2012

Registration No. 333-181697

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMARIN PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	68-0397820 (I.R.S. Employer Identification No.)

105 Digital Drive Novato, California (Address of Principal Executive Offices)	94949 (Zip Code)

BioMarin Pharmaceutical Inc. 2012 Inducement Plan

(Full title of the plan)

G. Eric Davis, Esq.

Senior Vice President, General Counsel and Secretary

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, California 94949

(Name and address of agent for service)

(415) 506-6700

(Telephone number, including area code, of agent for service)

Copy to:

Thomas Pollock, Esq.

Paul Hastings LLP

55 Second Street, 24th Floor

San Francisco, California 94105-3441

(415) 856-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (File No. 333-181697) (the “Initial S-8”) is being filed by BioMarin Pharmaceutical Inc. (the “Company”) to reflect the correct versions of Exhibits 23.2 and 23.3. An incorrect version of each of Exhibits 23.2 and 23.3 was inadvertently filed without conforming signatures with the Initial S-8 that was filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 25, 2012. Each of KPMG LLP, Independent Registered Public Accounting Firm for BioMarin Pharmaceutical Inc., and PricewaterhouseCoopers LLP, Independent Accountants for BioMarin/Genzyme LLC for BioMarin/Genzyme LLC, had manually signed the consents included as Exhibits 23.2 and 23.3 and delivered such consents to the Company prior to the time that the Company filed the Initial S-8. This Amendment does not update, amend or modify any other information, statement or disclosure contained in the Initial S-8 that was filed with the Commission on May 25, 2012.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation (1)

4.2	Corrected Certificate of Amendment of the Registrant’s Amended and Restated Certificate of Incorporation (2)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (3)

4.4	Amended and Restated Bylaws (4)

4.5	BioMarin Pharmaceutical Inc. 2012 Inducement Plan (5)

5.1	Opinion of Paul Hastings LLP #

23.1	Consent of Paul Hastings LLP (included with 5.1) #

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm for BioMarin Pharmaceutical Inc.*

23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants for BioMarin/Genzyme LLC for BioMarin/Genzyme LLC *

24.1	Power of Attorney #

*	Filed herewith.
#	Incorporated by reference from the same numbered Exhibit to the Registrant’s registration statement on Form S-8, filed with the Commission on May 25, 2012.
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2003.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2005.
(3)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on February 22, 2012.
(4)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2010.
(5)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on this 29th day of May, 2012.

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Jean-Jacques Bienaimé		Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2012

/s/ Daniel Spiegelman Daniel Spiegelman		Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 29, 2012

* Brian R. Mueller		Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 29, 2012

* Pierre Lapalme		Chairman and Director	May 29, 2012

* Kenneth Bate		Director	May 29, 2012

* Michael G. Grey		Director	May 29, 2012

* Elaine J. Heron		Director	May 29, 2012

* V. Bryan Lawlis		Director	May 29, 2012

* Alan J. Lewis		Director	May 29, 2012

* Richard A. Meier		Director	May 29, 2012

* William Young		Director	May 29, 2012

*By:	/s/ G. Eric Davis		May 29, 2012
G. Eric Davis, Attorney-in Fact

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation (1)

4.2	Corrected Certificate of Amendment of the Registrant’s Amended and Restated Certificate of Incorporation (2)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (3)

4.4	Amended and Restated Bylaws (4)

4.5	BioMarin Pharmaceutical Inc. 2012 Inducement Plan (5)

5.1	Opinion of Paul Hastings LLP #

23.1	Consent of Paul Hastings LLP (included with 5.1) #

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm for BioMarin Pharmaceutical Inc. *

23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants for BioMarin/Genzyme LLC *

24.1	Power of Attorney #

*	Filed herewith.
#	Incorporated by reference from the same numbered Exhibit to the Registrant’s registration statement on Form S-8, filed with the Commission on May 25, 2012.
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2003.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2005.
(3)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on February 22, 2012.
(4)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2010.
(5)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2012.